SUB-ITEM 77H

As of February 28, 2006, the following person or entity now owns more than 25% of the fund's voting security:

         ----------------------- ------------------- -------------------------
         PERSON/ENTITY                          FUND                PERCENTAGE
         ---------------------- ------------------- -------------------------
         ------------------ --------------------- -------------------------
         Charles Schwab & Co, Inc               FRH                   25.97%
         ---------------------- --------------------- -------------------------